                                 Exhibit 99.1

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 -------------

                                   FORM 11-K


                                 ANNUAL REPORT
                        PURSUANT TO SECTION 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


[X]   ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF
1934.
For the fiscal year ended: December 31, 1997


[_]   TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT
OF 1934.
For the transition period from              to
                               ------------    ------------


Commission file number: 1-4850


          A. Full title of plan and the address of the plan, if different from that of the issuer named below: Computer Sciences Corporation Matched Asset Plan

          B. Name of issuer of the securities held pursuant to the plan and the address of its principal executive office: Computer Sciences Corporation
                                                2100 East Grand Avenue
                                                El Segundo, California 90245

                               TABLE OF CONTENTS
                               -----------------


Description                                                                             Page
-----------                                                                             ----
(a) Financial Statements:

    Independent Auditors' Report...................................................         3

    Statements of Net Assets Available for Benefits
    As of December 31, 1997 and 1996...............................................         4

    Statements of Changes in Net Assets Available for Benefits
    For the Years Ended December 31, 1997 and 1996.................................         5

    Notes to Financial Statements..................................................         6

(b) Exhibit:

    Independent Auditors' Consent..................................................       E-1

(c) Supplemental Schedules:

    Schedule of Assets Held for Investment Purposes................................       S-1

    Schedule of Reportable Transactions............................................       S-2

INDEPENDENT AUDITORS' REPORT


Employee Retirement Plan Committee
Computer Sciences Corporation
El Segundo, California

We have audited the accompanying statements of net assets available for benefits of the Computer Sciences Corporation Matched Asset Plan (the "Plan") as of December 31, 1997 and 1996, and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 1997 and 1996, and the changes in net assets available for benefits for the years then ended in conformity with generally accepted accounting principles.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules listed in Section C of the table of contents are presented for the purpose of additional analysis and are not a required part of the basic financial statements, but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. These supplemental schedules are the responsibility of the Plan's management. Such schedules have been subjected to the auditing procedures applied in our audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.

/s/Deloitte & Touche LLP

June 5, 1998

                         COMPUTER SCIENCES CORPORATION
                               MATCHED ASSET PLAN

                            STATEMENTS OF NET ASSETS
                            AVAILABLE FOR BENEFITS

                                                                                     DECEMBER 31
                                                                            ------------------------------
                                                                                1997              1996
                                                                            ------------     -------------
ASSETS
Investments (Notes 2, 5, 9 and 10):
  Short-term investments                                                    $ 14,812,841     $  4,881,963
  Long-term investments--at fair value:
    Brinson U.S. Bond Fund                                                    84,332,245       69,326,850
    Brinson U.S. Stock Fund                                                   40,159,408       37,602,556
    Brinson U.S. Equity Fund                                                 249,786,910      190,510,057
    Mellon Stock Index Funds                                                 110,042,765       58,160,214
    CSC Company stock                                                        238,770,004      220,003,596
  Employee loans (Note 6)                                                     20,422,664       16,021,749
  Plan interest in Master Trust                                              142,956,868       91,252,142
  Guaranteed investment contracts--at contract value                          15,231,349       61,203,657
                                                                            ------------     ------------
  Total investments                                                          916,515,054      748,962,784
                                                                            ------------     ------------

Receivables:
    Employer contribution                                                        452,287          323,412
    Participants' contribution                                                 3,900,688        3,111,463
    Accrued income                                                                15,259           42,949
  Total Receivables                                                            4,368,234        6,780,923
                                                                            ------------     ------------
  Total Assets                                                               920,883,288      755,743,707
                                                                            ------------     ------------

LIABILITIES
 Accounts Payable                                                              1,482,254        1,054,114
 Accrued Expenses                                                                325,925          218,770
                                                                            ------------     ------------
  Total Liabilities                                                            1,808,179        1,272,884
                                                                            ------------     ------------
NET ASSETS AVAILABLE FOR BENEFITS                                           $919,075,109     $754,470,823
                                                                            ============     ============

                       See Notes to Financial Statements

                         COMPUTER SCIENCES CORPORATION
                               MATCHED ASSET PLAN

           STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS


                                                                    YEARS ENDED DECEMBER 31
                                                                -------------------------------
                                                                    1997               1996
                                                                ------------       ------------
ADDITIONS
Investment Income:
  Net appreciation in fair value of investments (Note 9)        $ 65,905,291       $ 76,497,351
  Interest                                                         3,031,996          5,423,422
  Dividends                                                       15,217,887          9,668,924
  Plan interest in Master Trust investment income                  7,283,958          3,071,796
                                                                ------------       ------------
                                                                  91,439,132         94,661,493
  Less Investment Management Fees                                   (972,982)          (833,263)
                                                                ------------       ------------
                                                                  90,466,150         93,828,230
 Contributions:
  Employee                                                        88,006,055         66,417,162
  Employer                                                        14,800,519         11,665,836
  Employee Rollovers                                              18,922,266         15,151,958
  Transfers From Other Plans (Note 8)                             23,324,149         17,337,285
                                                                ------------       ------------
                                                                 145,052,989        110,572,241
                                                                ------------       ------------
   Total Additions                                               235,519,139        204,400,471
                                                                ------------       ------------

DEDUCTIONS
 Distributions to Participants (Notes 1 and 7)                    70,914,853         45,929,239
                                                                ------------       ------------
   Total Deductions                                               70,914,853         45,929,239
                                                                ------------       ------------
     Net Increase                                                164,604,286        158,471,232

Net Assets Available for Benefits at Beginning of Year           754,470,823        595,999,591
                                                                ------------       ------------
NET ASSETS AVAILABLE FOR BENEFITS AT END OF YEAR                $919,075,109       $754,470,823
                                                                ============       ============

                       See Notes to Financial Statements

                         COMPUTER SCIENCES CORPORATION
                              MATCHED ASSET PLAN

                         NOTES TO FINANCIAL STATEMENTS
                   For the two years ended December 31, 1997

Note 1     Description of the Plan
           -----------------------

The following brief description of the Computer Sciences Corporation Matched Asset Plan (the "Plan") is provided for general information purposes only. Participants should refer to the Plan documents for more complete information.

The Plan was adopted by the action of the Board of Directors of Computer Sciences Corporation (the "Company") taken on November 3, 1986, and constitutes an amendment and restatement of the Employee Stock Purchase Plan ("the Prior Plan").

The Plan is a continuation of the Prior Plan and is qualified under the Internal Revenue Code (the "Code"), as amended, Section 401(a) and, effective as of January 1, 1987, with respect to the portion thereof that qualifies as a qualified cash or deferred arrangement, to satisfy the requirement of Code
Section 401(k). It is also subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA").

The Company reserves the right to discontinue its contributions and terminate the Plan subject to the provisions of ERISA. Upon such termination, the participants' rights to the Company's contributions vest immediately and the account balances are fully paid to the participants.

Eligibility and Participation
-----------------------------

Any eligible employee who has satisfied the Plan's age and service requirements, and is employed by the Company, and who receives a stated compensation in respect of employment on the payroll of the Company, is eligible to become a participant, with the exception of a person who is represented by a collective bargaining unit and whose benefits have been the subject of good faith bargaining under a contract that does not specify that such person is eligible to participate in the Plan. In addition, the Company may determine to exempt all employees of any division, unit, facility or class from coverage under the Plan. Any person who leaves the employ of the Company and, at a later time becomes re-employed, must reapply to participate in the Plan, provided he or she otherwise meets the eligibility requirements.

There were approximately 18,755 participating employees at December 31, 1997.

                         COMPUTER SCIENCES CORPORATION
                              MATCHED ASSET PLAN

                         NOTES TO FINANCIAL STATEMENTS
                   For the two years ended December 31, 1997

Employee and Company Contributions
----------------------------------

Subject to certain limitations described below, an eligible employee who elects to become a participant may authorize any whole percentage (at least 1% but not more than 15%) of such employee's monthly compensation (as defined in the Plan) to be deferred and contributed to the trust fund on his or her behalf, up to a maximum amount of $9,500 for calendar year 1997. Any compensation deferral in excess of $9,500, together with income allocable to that excess, will be returned to a participant. Any matching Company contributions attributable to any excess contribution, and income allocable thereto, will either be returned to the Company or applied to reduce future matching Company contributions.

In order to qualify for the special tax treatment accorded to plans by Section 401(k) of the Code, contributions on behalf of participants under the Plan must meet two nondiscrimination tests designed to prevent a disproportionate compensation deferral election by employees who are highly compensated in relation to other employees. The Committee may cause the percentage authorized by the highly compensated participants to be reduced if the Plan does not meet both of the nondiscrimination tests.

A participant is not permitted to make voluntary after-tax contributions to the Plan.

The Company will contribute and forward to the trust fund, together with a compensation deferral contribution equal to each participant's qualifying compensation deferral, an amount equal to 50% of the first 3% of the participant's compensation deferral (except for two groups of employees: the first group is a small number of employees to whom under the terms of their contract agreement the Company will contribute an amount equal to 50% of the first 4% of the participant's compensation deferral; and the second group to whom under the terms of their contract agreement the Company will contribute an amount equal to 100% of the first 7% of the participant's compensation deferral). Matching contributions will be invested in the Company Stock Fund, which invests in the common stock of Computer Sciences Corporation.

Participant Accounts
--------------------

Each participant's account is credited with the participant's contribution and the Company's matching contribution and allocations of Plan earnings, and is charged with an allocation of investment management fees. Allocations are based on participant earnings or account balances, as defined. The benefit to which a participant is entitled is the benefit that can be provided from the participant's vested account.

                        COMPUTER SCIENCES CORPORATION
                              MATCHED ASSET PLAN

                         NOTES TO FINANCIAL STATEMENTS
                   For the two years ended December 31, 1997

Vesting of Participants' Interests/Forfeitures
----------------------------------------------

A participant's interest in his or her Compensation Deferral Account, Retirement Account, After Tax Account, and Rollover Account is at all times fully vested in the participant or, when appropriate, in the participant's beneficiary or legal representative.

Each participant has a vested interest in the value of his or her Matching Contribution Account equal to twenty-five percent (25%) after completing two full years of service and increasing by twenty-five percent (25%) for each additional full year of service (except for a small number of participants who, under the terms of their contract agreement, will vest 100% after 2 years). Vesting accelerates to 100% in the event of reaching age 65 while employed by the Company or upon severance by reason of death or total and permanent disability.

Any nonvested portion of the Matching Contributions Account will be forfeited upon withdrawal from the Plan. Forfeitures may be applied to reduce future matching contributions by the Company. Such forfeitures during 1997 and 1996 amounted to $1,410,024 and $1,097,819, respectively.

Distributable Amounts, Withdrawals and Refunds
----------------------------------------------

A participant may become entitled to a distribution of his or her distributable benefit by reason of retirement, death, total and permanent disability, voluntary termination of employment, or dismissal. The rules of payment of a participant's distributable benefit depend upon age of the participant, the number of years of service completed by the participant and the type of severance. The total amounts distributed during 1997 and 1996 were $70,097,198 and $44,996,599, respectively.

While still an employee, a participant may, upon at least a 30 day written notice to the Committee, make a withdrawal of his or her compensation deferral contributions if the Committee finds, after considering the participant's request, that an adequate financial hardship and resulting need for such amount has been demonstrated by the participant. These withdrawals during 1997 and 1996 totaled $817,655 and $932,640, respectively.

In order for the Plan to meet the nondiscrimination tests, the Committee has caused the compensation deferral percentage for certain highly compensated employees to be reduced, which has also resulted in the return of excess compensation deferrals.

                         COMPUTER SCIENCES CORPORATION
                              MATCHED ASSET PLAN

                         NOTES TO FINANCIAL STATEMENTS
                   For the two years ended December 31, 1997


Note 2     Summary of Significant Accounting Policies
           ------------------------------------------

The accounting and reporting policies followed in preparation of the financial statements of the Plan of the Company conform with generally accepted accounting principles. The following is a summary of the significant policies.

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period.
Actual results could differ from those estimates.

Assets of the Plan
------------------

The assets of the Plan are held in a trust with five sub-accounts representing the investment options. The investment income in the respective sub-accounts is allocated to the participants. Contributions to, and payments from, the Plan are specifically identified to the applicable sub-accounts within the trust.

Security Transactions
---------------------

Security transactions are accounted for on a trade-date basis. Dividend income is recorded on the ex-dividend date. Interest income is accounted for on the accrual basis.

In general, participants in the Company Stock Fund receive distributions in certificates for shares of the common stock of the Company.

Valuation of Investment Securities
----------------------------------

Investments in common stocks and institutional investment vehicles are stated at fair value based upon closing sales prices reported on recognized securities exchanges on the last business day of the plan year or, for the listed securities having no sales reported and for unlisted securities, upon last reported bid prices on that date. Investments in short-term investments are stated at cost which approximates fair value.

                         COMPUTER SCIENCES CORPORATION
                              MATCHED ASSET PLAN

                         NOTES TO FINANCIAL STATEMENTS
                   For the two years ended December 31, 1997


Valuation of Guaranteed Investment Contracts
--------------------------------------------

The Plan holds guaranteed investment contracts, which are considered to be fully benefit responsive as access to the funds of these contracts is not restricted. The guaranteed investment contracts are valued at contract value in accordance with SOP 94-4. Contract value represents contributions made by participants, plus interest at the contract rates, less withdrawals or transfers by participants.

Based on the treasury yield curve for similar type of investments, the fair value of the guaranteed investment contracts at December 31, 1997 and 1996 was approximately $15,294,818 and $61,675,000, respectively. The average yield and crediting interest rates were approximately 6.79% and 7.18% for 1997 and 1996, respectively. The crediting interest rate is based on an agreed-upon formula with the issuer, but cannot be less than zero.

Payment of Benefits
-------------------

Benefits are recorded when paid.

Note 3     Income Tax Status
           -----------------

The Internal Revenue Service has determined and informed the Company by a letter dated July 18, 1996, that the Plan and related trust are designed in accordance with applicable sections of the Internal Revenue Code (IRC).

The Committee believes that the Plan is designed and operated to qualify under
Section 401(a) of the Code and, with respect to its qualified cash or deferred arrangement, under Section 401(k) of the Code. When the requirements of Section 401(k) of the Code are satisfied, the following tax consequences result:

(i) A participant is not subject to federal income tax on Company contributions to the Plan or on income or realized gains in Plan Accounts attributable to the participant until a distribution from the Plan is made to him or her.

(ii) The participant is able to exclude from his or her income for federal income tax purposes, the amount of his or her compensation deferral contributions, subject to a maximum exclusion of $9,500 for both the 1997 and 1996 taxable years of the participant.

(iii) On distribution of a participant's vested interest in the Plan, the participant generally is subject to federal income taxation, except that: (1) tax on "net unrealized appreciation" on any

                         COMPUTER SCIENCES CORPORATION
                              MATCHED ASSET PLAN

                         NOTES TO FINANCIAL STATEMENTS
                   For the two years ended December 31, 1997


Company stock distributed as a part of a "lump sum distribution" generally is deferred until the participant disposes of such stock, and (2) tax may be deferred to the extent the participant is eligible for and complies with certain rules permitting the "rollover" of a qualifying distribution to another retirement plan, or individual retirement account.

Note 4      Reconciliation of Financial Statements to Form 5500
            ---------------------------------------------------

                                                                      DECEMBER 31,
                                                           ----------------------------------
                                                               1997                1996
                                                           --------------      --------------

Net assets available for benefits per the financial
 statements                                                  $919,075,109        $754,470,823
Amounts allocated to withdrawing participants                 (11,552,858)        (10,290,463)
                                                           --------------      --------------
Net assets available for benefits per Form 5500              $907,522,251        $744,180,360
                                                           ==============      ==============


The following is a reconciliation of benefits paid to participants per the financial statements to the Form 5500:

                                                                 YEAR ENDED
                                                              DECEMBER 31, 1997
                                                              -----------------
Benefits paid to participants per the financial statements        $ 70,914,853
Add: Amounts allocated to withdrawing participants at
 December 31, 1997                                                  11,552,858
Less: Amounts allocated to withdrawing participants at
 December 31, 1996                                                 (10,290,463)
                                                                 -------------
Benefits paid to participants per the Form 5500                   $ 72,177,248
                                                                 =============

Amounts allocated to withdrawing participants are recorded on the Form 5500 for benefit claims that have been processed and approved for payment prior to December 31, 1997 but not paid as of that date.

                         COMPUTER SCIENCES CORPORATION
                              MATCHED ASSET PLAN

                         NOTES TO FINANCIAL STATEMENTS
                   For the two years ended December 31, 1997

Note 5     Investment Funds
           ----------------

Participant contributions - Subject to rules the Committee may from time to time adopt, each participant has the right to designate one or more of the following investment funds established by the Committee for the investment of his or her compensation deferral contributions, in increments of 10%. After an initial election has been made, a participant may designate a different Fund into which future compensation deferral contributions shall be invested as of the first day of any payroll period that coincides with or immediately follows the first day of any month once within a calendar quarter. In addition, a participant may elect to redesignate any amounts in his or her accounts as of the last business day of any month once within a calendar quarter to be invested in a different Fund. These elections may be made by giving such advance notice as may be required by the Plan administrator.

Following are the investment funds available for participant contributions:

The Fixed Income Fund
---------------------

Approximately 13% of the Fixed Income Fund is invested in contracts with insurance companies or other financial institutions. These institutions agree to repay principal with interest at a fixed rate of return for the life of each contract. This is a commitment by the insurance company or financial institution to make agreed upon payments and that agreement is not secured, insured or guaranteed by the Company or any other third party.

Approximately 87% of the Fixed Income Fund represents holdings of units in a Master Trust investment vehicle and is managed by BlackRock Financial Management. The investment portfolio is actively managed and consists of short-term (1-3 year) fixed income instruments which include: U.S. Treasury and agency securities, corporate bonds, mortgage-backed securities and asset-backed fixed income securities. All of the Fund's assets are rated single-A or better at the time of purchase and all securities must be U.S. dollar denominated. All new cash flows into the Fund are invested in this actively managed bond fund. At December 31, 1997 and 1996, the Plan's interest in the net assets of the Master Trust was approximately 89% and 90%, respectively. Investment income and administrative expenses relating to the Master Trust are allocated to individual plans based upon average monthly balances invested by each plan.

                         COMPUTER SCIENCES CORPORATION
                              MATCHED ASSET PLAN

                         NOTES TO FINANCIAL STATEMENTS
                   For the two years ended December 31, 1997

The following table represents the fair value of investments for the Master
Trust.

                                                          DECEMBER 31,
                                               ---------------------------------
                                                     1997               1996
                                               --------------     --------------
Investments at fair value:
 Corporate bonds                                 $105,242,979       $ 20,904,676
 U.S. government securities                        46,459,080         56,633,626
 Other bonds                                        6,446,213          2,112,040
 Short-term investments                             1,371,261         21,131,915
 Accrued income                                     1,198,486          1,061,097
                                               --------------     --------------
                                                 $160,718,019       $101,843,354
                                               ==============     ==============

Investment income for the Master Trust is as follows:

                                                             DECEMBER 31,
                                                   -------------------------------
                                                        1997               1996
                                                   ------------      -------------
Investment income:
 Net appreciation (depreciation)  in fair value of
  investments                                        $  450,257        $(1,007,670)
 Interest:
  Corporate bonds                                     4,037,722          1,180,044
  U.S. government securities                          3,243,205          2,485,788
  Other bonds                                           366,303            139,500
  Short-term investments                                485,226            627,305
                                                   ------------      -------------
                                                      8,582,713          3,424,967
 Less investment management fees                       (208,306)           (61,373)
                                                   ------------      -------------
                                                     $8,374,407        $ 3,363,594
                                                   ============      =============


The Balanced Fund
-----------------

The Balanced Fund is managed by Brinson Partners, Inc. The Balanced Fund is invested in an actively managed combination of a U.S. equity portfolio, a bond portfolio and cash equivalents. The U.S. equity portfolio consists of large, intermediate and small company stocks. The bond portfolio consists primarily of U.S. Treasury, government agency and corporate issues. This Fund's objective is to maximize risk-adjusted total returns relative to the U.S. Balanced Index over a full economic cycle.

                         COMPUTER SCIENCES CORPORATION
                              MATCHED ASSET PLAN

                         NOTES TO FINANCIAL STATEMENTS
                   For the two years ended December 31, 1997

The Active Equity Fund
----------------------

The Active Equity Fund is managed by Brinson Partners, Inc. The Fund is broadly diversified by issue and industry relative to the Wilshire 5000 index. The Fund is typically invested in 70% large capitalization and 30% intermediate and small capitalization stocks. The Fund may hold up to 50% in cash equivalents for portfolio risk management purposes. The Fund's objective is to maximize risk-adjusted total returns relative to the Wilshire 5000 index over a full economic cycle.

The Stock Index Fund
--------------------

The fund is managed by Mellon Capital Management. The objective of the fund is to modestly exceed the performance of the Standard & Poor's 500 Stock Index. The Stock Index Fund either invests in a stock portfolio designed to track the performance of the S&P Stock Index and/or creates a synthetic S&P 500 portfolio using (unleveraged) financial futures and options. Assets used as collateral for futures/options positions are comprised of various market or debt instruments.

The Company Stock Fund
----------------------

Amounts allocated to this investment alternative will be used to purchase shares of Computer Sciences Corporation common stock which will be held for the benefit of the participant. The performance of this fund will depend upon the performance of Computer Sciences Corporation stock. The Bank of New York (the "Trustee") may purchase Company stock on national securities exchanges or elsewhere.

Company contributions - In accordance with the provisions of the Plan, the Trustee must promptly invest matching Company contributions paid into the trust fund in the Company Stock Fund. An exception is in the case of a participant who has (i) attained at least age 59 1/2, or (ii) has been credited with at least five years of service and has attained at least age 55 and has made an election to designate different Funds.

                         COMPUTER SCIENCES CORPORATION
                              MATCHED ASSET PLAN

                         NOTES TO FINANCIAL STATEMENTS
                   For the two years ended December 31, 1997


Number of Participants
----------------------

The approximate number of participants having account balances in each of the six separate funds at December 31, 1997 was as follows:


Investment Fund                                                   Number of   Participants
---------------                                                   ------------------------
The Fixed Income Fund............................................         11,666
The Balanced Fund................................................         12,081
The Active Equity Fund...........................................         16,699
The Stock Index Fund.............................................         12,347
The Company Stock Fund...........................................         22,459
The Loan Fund....................................................          2,814

The sum of the number of participants shown above is greater than the total number of participants in the Plan because many are participating in more than one fund.

Note 6     Participant Loans
           -----------------

The Plan allows participants to borrow from their vested account balances from a minimum of $1,000 up to a maximum of $50,000 or 50% of their vested account balances, subject to certain limitations. The loans bear interest at the prime rate quoted in the Wall Street Journal plus 1%, which is set on a quarterly basis. Loan terms range from 1-5 years or up to 15 years for purchase of a primary residence. Loans are recorded at cost, which approximate fair value, on the Statement of Net Assets Available for Benefits.

The loans (which are accounted for in the Loan Fund) are deducted from the participants' accounts according to a priority specified in the Plan's loan rules and, within each account, pro rata from the funds based on their balances at the time. Loan repayments are reinvested in the participants' funds according to their current investment election. The repayments are similarly allocated among participants' accounts according to the priority specified in the Plan's rules.

                         COMPUTER SCIENCES CORPORATION
                              MATCHED ASSET PLAN

                         NOTES TO FINANCIAL STATEMENTS
                   For the two years ended December 31, 1997


Note 7     Benefits Payable
           ----------------

As of December 31, 1997 and 1996, net assets available for benefits included benefits of $11,552,858 and $10,290,463 respectively, due to participants who have withdrawn from participation in the Plan.


Note 8     Transfers from Other Plans
           --------------------------

During the two years ended December 31, 1997, the Plan had several transfers from other plans. The asset values of these transfers were as follows:
$2,394,153 and $412,395 in 1997 and 1996 respectively from Bath Iron Works Corporation Tax Deferred Savings Plan; $1,371,171 in 1997 from Planmetrics, Inc. Savings and Profit Sharing Plan; $15,612,394 in 1997 from Dupont Conoco; $355,773 in 1997 from SunBeam-Oster Company, Inc. 401(K) Savings and Profit Sharing Plan; $8,168,573 in 1997 from CNA Employees' Saving Plan; $128,350 and $16,914,202 in 1997 and 1996 respectively from Credit Services; $412,395 in 1996 from Hyatt Corporation 401(k) Plan; $9,777 in 1996 from James River Corporation of Virginia Stockplus Investment Plan; and $912 in 1996 from DiBianca-Berkman Group, Inc. Profit Sharing Plan.

The Plan also had several transfers to other plans in 1997 as a result of spin-offs. The asset values of these transfers were as follows: $609,053 to S.T Research; $3,270,348 to Mutual of New York; $740,644 to Artemis Holding; and $86,221 to CTI.

                         COMPUTER SCIENCES CORPORATION
                              MATCHED ASSET PLAN

                         NOTES TO FINANCIAL STATEMENTS
                   FOR THE TWO YEARS ENDED DECEMBER 31, 1997


Note 9    Statements of Net Assets Available for Benefits by Fund
          -------------------------------------------------------

                                                                              DECEMBER 31, 1997
                                                           -------------------------------------------------------
                                                                FIXED                                    ACTIVE
                                                                INCOME               BALANCED            EQUITY
                                                           ---------------         ------------       ------------
ASSETS
   Investments
    Short-term investments                                    $6,176,886           $  7,192,178       $    885,362
    Long-term investments
     At fair value
     Interest in registered investment companies                                    124,491,653        249,786,910
     CSC Company stock
     Employee loans
     Plan interest in Master Trust                           142,956,868
     Guaranteed investment contracts--at contract
      value                                                   15,231,349
   Receivables
    Employer contribution                                          3,649                  2,568              6,006
    Participants' contribution                                   619,957                500,627          1,155,151
    Accrued Income                                                 3,207                  2,140              5,575
    Plan to plan transfers
    Interfund Transfers                                          480,752                (43,101)          (240,573)
                                                           -------------           ------------      -------------
   TOTAL ASSETS                                              165,472,668            132,146,065        251,598,431
LIABILITIES
   Accounts Payable                                              324,067                 74,935            155,307
   Accrued Expenses                                               70,786                 80,935            154,190
                                                           -------------           ------------     --------------
     TOTAL LIABILITIES                                           394,853                155,870            309,497
                                                           -------------           ------------     --------------
NET ASSETS AVAILABLE FOR BENEFITS                           $165,077,815           $131,990,195       $251,288,934
                                                           =============           ============     ==============

                                                                                  DECEMBER 31, 1997
                                                            ---------------------------------------------------------
                                                                STOCK                  COMPANY              EMPLOYEE
                                                                INDEX                   STOCK                LOANS
                                                            -------------            -------------         ----------
ASSETS
   Investments
    Short-term investments                                  $    460,515             $     97,900
    Long-term investments
     At fair value
     Interest in registered investment companies             110,042,765
     CSC Company stock                                                                238,770,004
     Employee loans                                                                                        $20,422,664
     Plan interest in Master Trust
     Guaranteed investment contracts--at contract
      value
   Receivables
    Employer contribution                                          3,887                  436,177
    Participants' contribution                                   779,456                  845,624                 (127)
    Accrued Income                                                 2,125                    2,212
    Plan to plan transfers
    Interfund Transfers                                        2,237,379               (2,434,457)
                                                            ------------             ------------          -----------
   TOTAL ASSETS                                              113,526,127              237,717,460           20,422,537
LIABILITIES
   Accounts Payable                                              136,793                  809,105              (17,953)
   Accrued Expenses                                               19,265                      749
                                                            ------------             ------------          -----------
     TOTAL LIABILITIES                                           156,058                  809,854              (17,953)
                                                            ------------             ------------          -----------
NET ASSETS AVAILABLE FOR BENEFITS                           $113,370,069             $236,907,606          $20,440,490
                                                            ============             ============          ===========



                                                           -------------
                                                               TOTAL
                                                           -------------
ASSETS
   Investments
    Short-term investments                                  $ 14,812,841
    Long-term investments
     At fair value
     Interest in registered investment companies             484,321,328
     CSC Company stock                                       238,770,004
     Employee loans                                           20,422,664
     Plan interest in Master Trust                           142,956,868
     Guaranteed investment contracts--at contract
      value                                                   15,231,349
   Receivables
    Employer contribution                                        452,287
    Participants' contribution                                 3,900,688
    Accrued Income                                                15,259
    Plan to plan transfers
    Interfund Transfers                                                -
                                                            ------------
   TOTAL ASSETS                                              920,883,288
LIABILITIES
   Accounts Payable                                            1,482,254
   Accrued Expenses                                              325,925
                                                            ------------
     TOTAL LIABILITIES                                         1,808,179
                                                            ------------
NET ASSETS AVAILABLE FOR BENEFITS                           $919,075,109
                                                            ============

                         COMPUTER SCIENCES CORPORATION
                               MATCHED ASSET PLAN

                         NOTES TO FINANCIAL STATEMENTS
                   FOR THE TWO YEARS ENDED DECEMBER 31, 1997

Note 9    Statements of Net Assets Available for Benefits by Fund
          -------------------------------------------------------

                                                                             DECEMBER 31, 1996
                                                  --------------------------------------------------------------------
                                                       FIXED                               ACTIVE             STOCK
                                                      INCOME            BALANCED           EQUITY             INDEX
                                                   -------------      ------------      ------------        -----------
ASSETS
 Investments
  Short-term investments                            $      4,259      $  1,002,060      $  1,725,971        $   529,309
  Long-term investments
   At fair value
   Interest in registered investment companies                         106,929,406       190,510,057         58,160,214
   CSC Company stock
   Employee loans
   Plan interest in Master Trust                      91,252,142
   Guaranteed investment contracts--at contract
    value                                             61,203,657
 Receivables
  Employer contribution                                      948               349               549                199
  Participants' contribution                             578,061           523,666           992,373            469,869
  Accrued Income                                          21,270             4,186            10,370              2,267
  Plan to plan transfers                                 638,176         1,409,723           624,325            200,660
  Interfund Transfers                                      6,895           (76,674)          676,188            440,241
                                                   -------------      ------------      ------------        -----------
  TOTAL ASSETS                                       153,705,408       109,792,716       194,539,833         59,802,759
LIABILITIES
   Accounts Payable                                      106,233            93,222           204,416            130,133
   Accrued Expenses                                       33,945            66,931           111,438              5,872
                                                   -------------      ------------      ------------        -----------
    TOTAL LIABILITIES                                    140,178           160,153           315,854            136,005
                                                   -------------      ------------      ------------        -----------
NET ASSETS AVAILABLE FOR BENEFITS                   $153,565,230      $109,632,563      $194,223,979        $59,666,754
                                                   =============      ============      ============        ===========

                                                                         DECEMBER 31, 1996
                                                      ----------------------------------------------------
                                                        COMPANY             EMPLOYEE
                                                         STOCK               LOANS                TOTAL
                                                      ------------         -----------        ------------
ASSETS
 Investments
  Short-term investments                              $  1,620,364                            $  4,881,963
  Long-term investments
   At fair value
   Interest in registered investment companies                                                $355,599,677
   CSC Company stock                                   220,003,596                             220,003,596
   Employee loans                                                          $16,021,749          16,021,749
   Plan interest in Master Trust                                                                91,252,142
   Guaranteed investment contracts--at contract
    value                                                                                       61,203,657
 Receivables
  Employer contribution                                    321,367                                 323,412
  Participants' contribution                               547,284                 210           3,111,463
  Accrued Income                                             4,856                                  42,949
  Plan to plan transfers                                   430,215                               3,303,099
  Interfund Transfers                                   (1,046,650)                                      -
                                                      ------------         -----------        ------------
  TOTAL ASSETS                                         221,881,032          16,021,959         755,743,707
LIABILITIES
   Accounts Payable                                        818,459            (298,349)          1,054,114
   Accrued Expenses                                            584                                 218,770
                                                      ------------         -----------        ------------
    TOTAL LIABILITIES                                      819,043            (298,349)          1,272,884
                                                      ------------         -----------        ------------
NET ASSETS AVAILABLE FOR BENEFITS                     $221,061,989         $16,320,308        $754,470,823
                                                      ============         ===========        ============

                         COMPUTER SCIENCES CORPORATION
                               MATCHED ASSET PLAN

                         NOTES TO FINANCIAL STATEMENTS
                   FOR THE TWO YEARS ENDED DECEMBER 31, 1997

Note 9    Statements of Changes in Net Assets Available for Benefits by Fund
          ------------------------------------------------------------------

                                                                                 YEAR ENDED DECEMBER 31, 1997
                                                                 ---------------------------------------------------------
                                                                        FIXED                                    ACTIVE
                                                                        INCOME             BALANCED              EQUITY
                                                                 ----------------     ---------------     ----------------
ADDITIONS TO NET ASSETS ATTRIBUTABLE TO:
 Investment Income:
  Net Appreciation in Fair Value of Investments                      $   206,077         $10,812,740          $31,087,793
  Interest                                                             2,838,297              34,120               75,383
  Dividend                                                                                 6,101,150            4,585,948
  Plan interest in Master Trust investment income                      7,283,958
  Investment Management Fees                                             (70,280)           (303,570)            (551,674)
                                                                    ------------        ------------         ------------
                                                                      10,258,052          16,644,440           35,197,450
                                                                    ------------        ------------         ------------
 Contributions:
  Employee                                                            15,787,189          13,765,687           29,150,336
  Employer                                                               104,254              72,544              183,292
  Employee Rollovers                                                   3,337,470           2,596,418            6,213,624
  Transfers From Other Plans                                          13,215,479           1,247,156            3,005,062
  Interfund Transfers                                                (11,683,241)         (1,195,825)           3,818,292
                                                                    ------------        ------------         ------------
                                                                      20,761,151          16,485,980           42,370,606
                                                                    ------------        ------------         ------------
      TOTAL ADDITIONS                                                 31,019,203          33,130,420           77,568,056
                                                                    ------------        ------------         ------------
DEDUCTIONS TO NET ASSETS ATTRIBUTABLE TO:
 Distributions to Participants                                        19,506,618          10,772,788           20,503,101
                                                                    ------------        ------------         ------------
   TOTAL DEDUCTIONS                                                   19,506,618          10,772,788           20,503,101
                                                                    ------------        ------------         ------------
   NET INCREASE                                                       11,512,585          22,357,632           57,064,955
                                                                    ------------        ------------         ------------
NET ASSETS AVAILABLE FOR BENEFITS:
 Beginning of Year                                                   153,565,230         109,632,563          194,223,979
                                                                    ------------        ------------         ------------
 End of Year                                                        $165,077,815        $131,990,195         $251,288,934
                                                                    ============        ============         ============

                                                                              YEAR ENDED DECEMBER 31, 1997
                                                                 --------------------------------------------------
                                                                     STOCK              COMPANY          EMPLOYEE
                                                                     INDEX               STOCK             LOANS
                                                                 ------------       ------------      -------------
ADDITIONS TO NET ASSETS ATTRIBUTABLE TO:
 Investment Income:
  Net Appreciation in Fair Value of Investments                    $18,326,612        $5,472,069
  Interest                                                              41,929            42,267
  Dividend                                                           4,530,789
  Plan interest in Master Trust investment income
  Investment Management Fees                                           (43,349)           (4,109)
                                                                 -------------      ------------       ------------
                                                                    22,855,981         5,510,227
                                                                 -------------      ------------       ------------
 Contributions:
  Employee                                                          15,921,012        20,266,502        $(6,884,671)
  Employer                                                              96,929        14,343,500
  Employee Rollovers                                                 3,969,856         2,804,898
  Transfers From Other Plans                                         3,283,548          (165,934)         2,738,838
  Interfund Transfers                                               15,708,532        (6,647,758)
                                                                 -------------      ------------       ------------
                                                                    38,979,877        30,601,208         (4,145,833)
                                                                 -------------      ------------       ------------
      TOTAL ADDITIONS                                               61,835,858        36,111,435         (4,145,833)
                                                                 -------------      ------------       ------------
DEDUCTIONS TO NET ASSETS ATTRIBUTABLE TO:
 Distributions to Participants                                       8,132,543        20,265,818         (8,266,015)
                                                                 -------------      ------------       ------------
   TOTAL DEDUCTIONS                                                  8,132,543        20,265,818         (8,266,015)
                                                                 -------------      ------------       ------------
   NET INCREASE                                                     53,703,315        15,845,617          4,120,182

NET ASSETS AVAILABLE FOR BENEFITS:
 Beginning of Year                                                  59,666,754       221,061,989         16,320,308
                                                                 -------------      ------------       ------------
 End of Year                                                      $113,370,069      $236,907,606        $20,440,490
                                                                 =============      ============       ============

                                                          YEAR ENDED DECEMBER 31, 1997
                                                          ------------------------------

                                                                      TOTAL
                                                                  -------------
ADDITIONS TO NET ASSETS ATTRIBUTABLE TO:
 Investment Income:
  Net Appreciation in Fair Value of Investments                     $65,905,291
  Interest                                                            3,031,996
  Dividend                                                           15,217,887
  Plan interest in Master Trust investment income                     7,283,958
  Investment Management Fees                                           (972,982)
                                                                  -------------
                                                                     90,466,150
                                                                  -------------
 Contributions:
  Employee                                                           88,006,055
  Employer                                                           14,800,519
  Employee Rollovers                                                 18,922,266
  Transfers From Other Plans                                         23,324,149
  Interfund Transfers                                                         -
                                                                  -------------
                                                                    145,052,989
                                                                  -------------
      TOTAL ADDITIONS                                               235,519,139
                                                                  -------------
DEDUCTIONS TO NET ASSETS ATTRIBUTABLE TO:
 Distributions to Participants                                       70,914,853
                                                                  -------------
   TOTAL DEDUCTIONS                                                  70,914,853
                                                                  -------------
   NET INCREASE                                                     164,604,286
                                                                  -------------
NET ASSETS AVAILABLE FOR BENEFITS:
 Beginning of Year                                                  754,470,823
                                                                  -------------
 End of Year                                                       $919,075,109
                                                                  =============

                         COMPUTER SCIENCES CORPORATION
                               MATCHED ASSET PLAN

                         NOTES TO FINANCIAL STATEMENTS
                   FOR THE TWO YEARS ENDED DECEMBER 31, 1997

Note 9    Statements of Changes in Net Assets Available for Benefits by Fund
          ------------------------------------------------------------------

                                                                           YEAR ENDED DECEMBER 31, 1996
                                                    ---------------------------------------------------------------------
                                                       FIXED                                 ACTIVE              STOCK
                                                       INCOME            BALANCED            EQUITY              INDEX
                                                    ------------       ------------       ------------       -----------
ADDITIONS TO NET ASSETS ATTRIBUTABLE TO:
 Investment Income
  Net Appreciation in Fair Value of Investments                          $7,547,384         $28,745,707        $7,279,167
  Interest                                            $5,090,729            205,856              49,938            29,240
  Dividend                                                                4,153,832           3,269,456         2,245,636
  Plan interest in Master Trust investment income      3,071,796
  Investment Management Fees                            (135,732)          (260,280)          (412,398)          (22,207)
                                                    ------------       ------------       ------------       -----------
                                                       8,026,793         11,646,792         31,652,703         9,531,836
                                                    ------------       ------------       ------------       -----------
 Contributions
  Employee                                            13,970,518         12,556,922         21,248,658         8,868,348
  Employer                                                26,881              9,261             18,460             5,176
  Employee Rollovers                                   3,009,593          2,248,932          4,313,516         2,440,965
  Transfers From Other Plans                           8,210,754          1,430,613          3,672,511         1,318,907
  Interfund Transfers                                 (7,758,207)        (2,208,569)         6,569,672         6,429,915
                                                    ------------       ------------       ------------       -----------
                                                      17,459,539         14,037,159         35,822,817        19,063,311
                                                    ------------       ------------       ------------       -----------
   TOTAL ADDITIONS                                    25,486,332         25,683,951         67,475,520        28,595,147
                                                    ------------       ------------       ------------       -----------
DEDUCTIONS TO NET ASSETS ATTRIBUTABLE TO:
 Distributions to Participants                        13,759,430          7,233,025         11,577,380         3,774,478
                                                    ------------       ------------       ------------       -----------
   TOTAL DEDUCTIONS                                   13,759,430          7,233,025         11,577,380         3,774,478
                                                    ------------       ------------       ------------       -----------
    NET INCREASE                                      11,726,902         18,450,926         55,898,140        24,820,669
                                                    ------------       ------------       ------------       -----------
NET ASSETS AVAILABLE FOR BENEFITS:
 Beginning of Year                                   141,838,328         91,181,637        138,325,839        34,846,085
                                                    ------------       ------------       ------------       -----------
 End of Year                                        $153,565,230       $109,632,563       $194,223,979       $59,666,754
                                                    ============       ============       ============       ===========
                                                                           YEAR ENDED DECEMBER 31, 1996
                                                         ---------------------------------------------------------
                                                            COMPANY              EMPLOYEE
                                                            STOCK                 LOANS                  TOTAL
                                                         ------------          -----------            ------------
ADDITIONS TO NET ASSETS ATTRIBUTABLE TO:
 Investment Income
  Net Appreciation in Fair Value of Investments           $32,925,093                                  $76,497,351
  Interest                                                     47,205          $       454               5,423,422
  Dividend                                                                                               9,668,924
  Plan interest in Master Trust investment income                                                        3,071,796
  Investment Management Fees                                   (2,646)                                    (833,263)
                                                         ------------          -----------            ------------
                                                           32,969,652                  454              93,828,230
                                                         ------------          -----------            ------------
 Contributions
  Employee                                                 15,207,730           (5,435,014)             66,417,162
  Employer                                                 11,606,058                                   11,665,836
  Employee Rollovers                                        3,138,952                                   15,151,958
  Transfers From Other Plans                                2,686,469               18,031              17,337,285
  Interfund Transfers                                      (3,032,357)                (454)                      -
                                                         ------------          -----------            ------------
                                                           29,606,852           (5,417,437)            110,572,241
                                                         ------------          -----------            ------------
   TOTAL ADDITIONS                                         62,576,504           (5,416,983)            204,400,471
                                                         ------------          -----------            ------------
DEDUCTIONS TO NET ASSETS ATTRIBUTABLE TO:
 Distributions to Participants                             17,325,144           (7,740,218)             45,929,239
                                                         ------------          -----------            ------------
   TOTAL DEDUCTIONS                                        17,325,144           (7,740,218)             45,929,239
                                                         ------------          -----------            ------------
    NET INCREASE                                           45,251,360            2,323,235             158,471,232
                                                         ------------          -----------            ------------
NET ASSETS AVAILABLE FOR BENEFITS:
 Beginning of Year                                        175,810,629           13,997,073             595,999,591
                                                         ------------          -----------            ------------
 End of Year                                             $221,061,989          $16,320,308            $754,470,823
                                                         ============          ===========            ============

                         COMPUTER SCIENCES CORPORATION
                               MATCHED ASSET PLAN

                         NOTES TO FINANCIAL STATEMENTS
                   FOR THE TWO YEARS ENDED DECEMBER 31, 1997

Note 10     Investments 1997                       PRINCIPAL                                  FAIR VALUE OR
            ----------------                   AMOUNT OR SHARES             COST              CONTRACT VALUE
                                            --------------------    ------------------    ------------------
FIXED INCOME FUND
 Guaranteed Investment Contracts               $      15,231,349        $   15,231,349        $   15,231,349
 Interest in Master Trust*                     sh.   234,665,405           142,864,685           142,956,868
 BNY Collective Short-Term Invst. Fund         sh.     6,176,886             6,176,886             6,176,886

BALANCED FUND
 Brinson Partners Inc. U.S. Bond Fund*         sh.       698,494            81,072,821            84,332,245
 Brinson Partners Inc. U.S. Stock Only Fund*   sh.       113,806            25,472,338            40,159,408
 Brinson Partners Inc. U.S. Cash Mgmt. Fund    sh.     6,569,237             6,569,237             6,569,237
 BNY Collective Short-Term Invst. Fund         sh.       622,941               622,941               622,941

ACTIVE EQUITY FUND
 Brinson Partners Inc. U.S. Equity Portfolio*  sh.       719,179           152,634,615           249,786,910
 Brinson Partners Inc. U.S. Cash Mgmt. Fund    sh.             2                     2                     2
 BNY Collective Short-Term Invst. Fund         sh.       885,360               885,360               885,360

STOCK INDEX FUND
 Mellon Capital Mgmt. Stock Index Fund*        sh.       350,600            76,226,631           107,371,946
 Mellon Capital EB Daily Opening Stock
  Index Fund                                   sh.        11,230             2,628,795             2,670,819
 Mellon Capital Temporary Investment Fund      sh.           465                   465                   465
 BNY Collective Short-Term Invst. Fund         sh.       460,050               460,050               460,050

COMPANY STOCK FUND
 Computer Sciences Common Stock*               sh.     2,859,521            96,856,806           238,770,004
 BNY Collective Short-Term Invst. Fund         sh.        97,900                97,900                97,900

EMPLOYEE LOAN FUND
  Participant Loans                            $      20,422,664            20,422,664            20,422,664
                                                                    ------------------    ------------------
                                                                        $  628,223,545        $  916,515,054
                                                                    ==================    ==================

TOTAL LONG-TERM INVESTMENTS                                             $  613,410,704        $  901,702,213
TOTAL SHORT-TERM INVESTMENTS                                                14,812,841            14,812,841
                                                                    ------------------    ------------------
                                                                        $  628,223,545        $  916,515,054
                                                                    ==================    ==================

* represents investments greater
  than 5% of Plan's net assets

                         COMPUTER SCIENCES CORPORATION
                               MATCHED ASSET PLAN

                         NOTES TO FINANCIAL STATEMENTS
                   FOR THE TWO YEARS ENDED DECEMBER 31, 1997

Note 10     Investments 1996                       PRINCIPAL                                  FAIR VALUE OR
            ----------------                    AMOUNT OR SHARES            COST              CONTRACT VALUE
                                            --------------------    ------------------    ------------------
FIXED INCOME FUND
 Guaranteed Investment Contracts                $     61,203,657          $ 61,203,657          $ 61,203,657
 Interest in Master Trust*                      sh.   90,242,972            91,366,037            91,252,142
 BNY Collective Short-Term Invst. Fund          sh.        4,259                 4,259                 4,259

BALANCED FUND
 Brinson Partners Inc. U.S. Bond Fund*          sh.      629,901            68,157,142            69,326,850
 Brinson Partners Inc. U.S. Stock Only Fund*    sh.      136,456            28,472,176            37,602,556
 Brinson Partners Inc. U.S. Cash Mgmt. Fund     sh.            1                     1                     1
 BNY Collective Short-Term Invst. Fund          sh.    1,002,060             1,002,060             1,002,060

ACTIVE EQUITY FUND
 Brinson Partners Inc. U.S. Equity Portfolio*   sh.      645,808           123,827,039           190,510,057
 Brinson Partners Inc. U.S. Cash Mgmt. Fund     sh.            2                     2                     2
 BNY Collective Short-Term Invst. Fund          sh.    1,725,969             1,725,968             1,725,968

STOCK INDEX FUND
 Mellon Capital Mgmt. Stock Index Fund*         sh.      244,687            43,023,873            56,186,765

 Mellon Capital EB Daily Opening Stock
  Index Fund                                    sh.       10,853             1,997,925             1,973,449
 Mellon Capital Temporary Investment Fund       sh.          470                   470                   470
 BNY Collective Short-Term Invst. Fund          sh.      528,839               528,839               528,839

COMPANY STOCK FUND
 Computer Sciences Common Stock*                sh.    2,678,887            80,092,261           220,003,596
 BNY Collective Short-Term Invst. Fund          sh.    1,620,364             1,620,364             1,620,364

EMPLOYEE LOAN FUND
  Participant Loans                             $     16,021,749            16,021,749            16,021,749
                                                                    ------------------    ------------------
                                                                          $519,043,822          $748,962,784
                                                                    ==================    ==================

TOTAL LONG-TERM INVESTMENTS                                               $514,161,859          $744,080,821
TOTAL SHORT-TERM INVESTMENTS                                                 4,881,963             4,881,963
                                                                    ------------------    ------------------
                                                                          $519,043,822          $748,962,784
                                                                    ==================    ==================

* represents investments greater
  than 5% of Plan's net assets

                                   SIGNATURES


THE PLAN. Pursuant to the requirements of the Securities Act of 1934, the Computer Sciences Corporation Retirement Plans Committee has duly caused this annual report to be signed on its behalf by the undersigned thereunto duly authorized.


                                          Computer Sciences Corporation
                                          MATCHED ASSET PLAN




Date: June 25, 1998                       By:  /s/ LEON J. LEVEL
                                               -------------------------
                                               Leon J. Level
                                               Chairman,
                                               Computer Sciences Corporation
                                               Retirement Plans Committee

                         INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Computer Sciences Corporation Registration Statement No. 333-00755 on Form S-8 of our report dated June 5, 1998, appearing in this Annual Report on Form 11-K of the Computer Sciences Corporation Matched Asset Plan for the year ended December 31, 1997.



/s/ DELOITTE & TOUCHE LLP


Los Angeles, California

June 25, 1998

1997
FORM 5500 ITEM 27(a)
COMPUTER SCIENCES CORPORATION
EIN 95-2043126
MATCHED ASSET PLAN 001

                SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                -----------------------------------------------


(a)     (b) Identity of issue,       (c) Description of investment including
            borrower, lessor or          maturity date, rate of interest,                   (d) Cost         (e) Current
            similar party                collateral, par or maturity value                                       Value
--    ----------------------------    --------------------------------------------------    ------------      -------------
      Pacific Mutual Life             Guaranteed Investment           6.85%   3/31/98       $  4,766,758      $  4,766,758
       Insurance Co.                   Contract
      Prudential Life                 Guaranteed Investment           5.77%   3/31/98          1,396,474         1,396,474
       Insurance Co.                   Contract
      Canada Life Insurance Co.       Guaranteed Investment           5.75%   3/31/98          3,389,615         3,389,615
                                       Contract
      Hartford Life Insurance Co.     Guaranteed Investment           7.80%   6/30/98          1,982,713         1,982,713
                                       Contract
      Hartford Life Insurance Co.     Guaranteed Investment           7.80%   6/30/98          2,902,977         2,902,977
                                       Contract
      Prudential Life                 Guaranteed Investment           6.31%   9/30/98            792,812           792,812
       Insurance Co.                   Contract
      Brinson Trust Company, Inc.     Mutual Fund  -  U.S. Bond                               81,072,821        84,332,245
                                       Fund
      Brinson Trust Company, Inc.     Mutual Fund  -  U.S. Stock                              25,472,338        40,159,408
                                       Fund
      Brinson Trust Company, Inc.     Mutual Fund  -  U.S. Equity                            152,634,615       249,786,910
                                       Portfolio
      Mellon Capital                  Mutual Fund  -  Stock Index                              2,628,795         2,670,819
       Management Corp.                Fund
      Mellon Capital                  Mutual Fund  -  Stock Index                             76,226,631       107,371,946
       Management Corp.                Fund
*     Computer Sciences               Common Stock                                            96,856,806       238,770,004
       Corporation
*     Computer Sciences               Employee Loan Fund                                      20,422,664        20,422,664
       Corporation                     (8.25%-10%) (1/27/12)
      Brinson Trust Company, Inc.     U.S. Cash Management Fund                                6,569,239         6,569,239
      Mellon Capital                  Mellon Temporary Investment                                    465               465
       Management Corp.                Fund
*     Bank of New York                BNY Collective Short-Term Invst.                         8,243,137         8,243,137
                                       Fund                                                -------------     -------------

 TOTAL ASSETS HELD FOR INVESTMENT PURPOSES                                                 $ 485,358,860     $ 773,558,186
                                                                                           =============     =============

*  represents party in interest


1997
FORM 5500 ITEM 27(d)
COMPUTER SCIENCES CORPORATION
EIN 95-2043126
MATCHED ASSET PLAN 001

                      SCHEDULE OF REPORTABLE TRANSACTIONS
                      -----------------------------------


                                                                                           (h) CURRENT VALUE
                                                                                                OF ASSET ON
(a) IDENTITY OF      (b) DESCRIPTION    (c) PURCHASE     (d) SELLING     (g) COST OF            TRANSACTION       (i) NET GAIN
    PARTY INVOLVED       OF ASSET           PRICE            PRICE           ASSET                 DATE               OR (LOSS)
---------------------------------------------------------------------------------------------------------------------------------

SINGLE TRANSACTIONS IN EXCESS OF 5%
------------------------------------

None to Report


1997
FORM 5500 ITEM 27(d)
COMPUTER SCIENCES CORPORATION
EIN 95-2043126
MATCHED ASSET PLAN 001

                      SCHEDULE OF REPORTABLE TRANSACTIONS
                      -----------------------------------


                                                                                           (h) CURRENT VALUE
                                                                                                OF ASSET ON
(a) IDENTITY OF      (b) DESCRIPTION    (c) PURCHASE     (d) SELLING     (g) COST OF            TRANSACTION       (i) NET GAIN
    PARTY INVOLVED       OF ASSET           PRICE            PRICE           ASSET                 DATE               OR (LOSS)
---------------------------------------------------------------------------------------------------------------------------------

SERIES TRANSACTIONS IN THE AGGREGATE IN EXCESS OF 5%
----------------------------------------------------

Mellon Capital        Mutual Fund
Management            - EB Temporary
                      Investment Fund
 -  Purchases                              $206,089,287                   $206,089,287      $   206,089,287
 -  Sales                                                $206,726,266      206,726,266          206,726,266                 --